UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

_______________________

HARTMARX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	36-3217140
(State of incorporation)	(I.R.S. Employer Identification No.)

101 North Wacker Drive, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

THE HARTMARX SAVINGS INVESTMENT AND
STOCK OWNERSHIP PLAN
(Full title of Plan)

TARAS R. PROCZKO
Senior Vice President, General Counsel and Secretary
Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606
312/372-6300
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $2.50 per share	1,000,000 (1)	$0.09	$90,000.00	$3.54

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the last sale reported for a share of the Common Stock on the over the counter market on December 9, 2008.

(3)
The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0000393 of $90,000.00, the Proposed Maximum Aggregate Offering Price of the shares of common stock being registered hereby.

PURSUANT TO RULE 429, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433, 33-6194, 33-42202, 333-03169, 333-107668, 333-127647 and 333-145886.

THE HARTMARX SAVINGS INVESTMENT AND STOCK OWNERSHIP PLAN
_______________________

INCORPORATION OF CONTENTS OF PRIOR
REGISTRATION STATEMENTS

The contents of registration statements Nos. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433, 33-6194, 33-42202, 333-03169, 333-107668, 333-127647 and 333-145886 are incorporated herein by reference.
_______________________

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (Commission File 1-8501) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

(a)                 The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

(b)                 All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above, including, the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2008, the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2008 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2008.

(c)                 Annual Report on Form 11-K of the Hartmarx Savings Investment and Stock Ownership Plan for the year ended December 31, 2007.

(d)                 The description of the Common Stock contained in the Company's Registration Statement on Form 8-B, dated July 8, 1983, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                  Description of Securities

              Not applicable.

Item 5.                  Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.  As

of November 28, 2008, Mr. Proczko is the beneficial holder (directly and indirectly) of 116,111 shares of Common Stock, of which 40,386 shares are held in the Plan.  Mr. Proczko holds options to purchase 115,000 shares of Common Stock and is eligible to participate in the Plan.

Item 6.                  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

Under the Company's certificate of incorporation and bylaws, the Company is required to indemnify, to the fullest extent permitted by law, any person who is or was made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, because the person is or was a director or officer of the Company or is or was serving as a director, officer, employee or agent for another entity at the request of the Company against liability incurred in such action, suit or proceeding.  The Company's bylaws require the Company to advance expenses, as incurred, in connection with any such proceeding, subject to the limitations under Delaware law.  The Company has also entered into indemnification agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with the Company's certificate of incorporation and bylaws.

In addition, the Company maintains officers' and directors' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such.

Item 7.                  Exemption from Registration Claimed

              Not applicable.

Item 8.                  Exhibits

Exhibit No.	Description of Exhibit

4.1
The Hartmarx Savings Investment and Stock Ownership Plan, as amended and restated effective as of December 31, 2000 (incorporated by reference to Exhibit 4.3 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.2
First Amendment to The Hartmarx Savings Investment and Stock Ownership Plan dated as of October 30, 2002 (incorporated by reference to Exhibit 4.4 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.3
Second Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of December 30, 2002 (incorporated by reference to Exhibit 4.5 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.4
Third Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of August 3, 2005 (incorporated by reference to Exhibit 4.4 to Form S-8 filed August 18, 2005, File No. 333-127647).

4.5
Fourth Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of August 31, 2006 (incorporated by reference to Exhibit 4.5 to Form S-8 filed September 5, 2007, File No. 333-145886).

5.1	Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1	Power of Attorney.

An opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter are not being filed because (i) the IRS issued its favorable determination letter on November 8, 2002, regarding the qualification under Section 401(a) of the Internal Revenue Code (the "Code") of the Plan, as amended effective October 30, 2002, and under Section 4975(e)(7) of the Code with respect to the Trust, as amended effective as of October 30, 2002, and (ii) the Company undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS to maintain such qualification.

Item 9.                  Undertakings

(a)                 The undersigned registrant hereby undertakes:

            (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of December, 2008.

HARTMARX CORPORATION

By:	/s/ TARAS R. PROCZKO
Taras R. Proczko,
Senior Vice President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 9th day of December, 2008.

Signature	Title

*	Director, Chairman, President and
Homi B. Patel	Chief Executive Officer (Principal Executive Officer)

*	Director
Michael F. Anthony

*	Director
Jeffrey A. Cole

*	Director
James P. Dollive

*	Director
Raymond F. Farley

*	Director
Elbert O. Hand

*	Director
Dipak C. Jain

*	Director
Michael B. Rohlfs

*	Director
Stuart L. Scott

*	Executive Vice President and Chief Financial Officer
Glenn R. Morgan	(Principal Financial Officer)

*	Vice President and Controller
James T. Conners	(Principal Accounting Officer)

*By:	/s/ TARAS R. PROCZKO
Taras R. Proczko
Counsel and Secretary

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of December, 2008.

THE HARTMARX SAVINGS INVESTMENT AND STOCK OWNERSHIP PLAN

By:	/s/ TARAS R. PROCZKO
Taras R. Proczko,
Senior Vice President, General Counsel and
Secretary, Hartmarx Corporation and
Member, Hartmarx Corporation Plan
Administration Committee

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
The Hartmarx Savings Investment and Stock Ownership Plan, as amended and restated effective as of December 31, 2000 (incorporated by reference to Exhibit 4.3 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.2
First Amendment to The Hartmarx Savings Investment and Stock Ownership Plan dated as of October 30, 2002 (incorporated by reference to Exhibit 4.4 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.3
Second Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of December 30, 2002 (incorporated by reference to Exhibit 4.5 to Form S-8 filed August 5, 2003, File No. 333-107668).

4.4
Third Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of August 3, 2005 (incorporated by reference to Exhibit 4.4 to Form S-8 filed August 18, 2005, File No. 333-127647).

4.5
Fourth Amendment to The Hartmarx Savings Investment and Stock Ownership Plan, dated as of August 31, 2006 (incorporated by reference to Exhibit 4.5 to Form S-8 filed September 5, 2007, File No. 333-145886).

5.1	Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1	Power of Attorney.